Exhibit 99.1

HCC INSURANCE HOLDINGS REPORTS

RECORD FIRST QUARTER NET EARNINGS

AND EARNINGS PER SHARE

Highlights:

•                  Net earnings of $107.9 million, or $1.07 per diluted share

•                  GAAP combined ratio of 83.0%

•                  Gross written premium increased 4% to $746.7 million

•                  Net written premium increased 2% to $590.2 million

•                  Annualized return on equity of 11.6%

•                  Annualized operating return on equity(a) of 10.8%

•                  Book value per share increased 3% to $37.79

HOUSTON (April 29, 2014) . . .

HCC Insurance Holdings, Inc. (NYSE: HCC) today released results for its first quarter ended March 31, 2014.

Net earnings were $107.9 million, or $1.07 per diluted share, in the first quarter of 2014, compared to $105.9 million, or $1.05 per diluted share, in the same quarter of 2013.

The Company’s combined ratio was 83.0% for the first quarter of 2014, compared to 83.8% for the same quarter of 2013.  The net paid loss ratio was 63.1% and 53.4% for the respective periods.  HCC had no reserve development in either the first quarter of 2014 or 2013.  The 2014 and 2013 results included accident year pretax net catastrophe losses of $4.6 million and $5.2 million, respectively, which reduced net earnings by $0.03 per share in both quarters.

“We are pleased to begin 2014 with the best first quarter financial performance in HCC’s history.  Our businesses continue to deliver consistent, profitable results highlighted by a combined ratio of 83.0%,” said Christopher J.B. Williams, HCC’s Chief Executive Officer.

Gross written premium increased 4% to $746.7 million in the first quarter of 2014, compared to $720.2 million in the same quarter of 2013.  Net written premium increased 2% to $590.2 million versus $579.2 million in the respective quarters.  Net earned premium was $562.6 million in the first quarter of 2014, compared to $561.2 million in the same quarter of 2013.

Investment income increased to $56.8 million in the first quarter of 2014, compared to $55.8 million in the same quarter of 2013.  As of March 31, 2014, HCC’s fixed maturity securities portfolio had an average rating of AA, with a duration of 5.0 years and an average long-term tax equivalent yield of 4.4%.

HCC generated cash flow from operations of $95.5 million in the first quarter of 2014, compared to $2.1 million in the same quarter of 2013.  The Company’s cash flow was decreased by U.S. Surety collateral repayments of $6.1 million in 2014 and $67.1 million in 2013.  At March 31, 2014, the Company had $500.2 million of cash and short-term investments and $169.1 million of available capacity under its $600.0 million revolving loan facility.

The Company purchased 0.7 million shares of its common stock during the first quarter of 2014 for $31.4 million at an average cost of $42.66 per share.

As of March 31, 2014, total assets were $10.6 billion, shareholders’ equity was $3.8 billion and the Company’s debt to total capital ratio was 16.1%.

In the first quarter of 2014, HCC changed the presentation of certain lines of business within its existing segment reporting structure to further enhance the transparency of the Company’s segment results.  The reclassifications did not impact the individual segment results.  All prior data has been recast to be comparative with the 2014 presentation.

For further information about HCC’s 2014 first quarter earnings results, see the supplemental financial schedules that are available in the Investor Relations section of the Company’s website at http://ir.hcc.com.

HCC will hold an open conference call beginning at 8:00 a.m. Central Daylight Time on Wednesday, April 30.  To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-0161.  There will also be a live webcast available on a listen-only basis that can be accessed through the Investor Relations section of the Company’s website at http://ir.hcc.com.  The webcast replay will be archived in the Investor Relations section of the HCC website through Friday, August 1, 2014.

Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. is a leading specialty insurer with offices in the United States, the United Kingdom, Spain and Ireland.  HCC’s major domestic and international insurance companies have financial strength ratings of “AA (Very Strong)” from Standard & Poor’s Corporation, “A+ (Superior)” from A.M. Best Company, Inc., “AA (Very Strong)” from Fitch Ratings, and “A1 (Good Security)” from Moody’s Investors Service, Inc.

For more information about HCC, please visit http://www.hcc.com.

a)  Non-GAAP Financial Measure

Annualized operating return on equity is a non-GAAP financial measure under Regulation G and is calculated as net earnings excluding after-tax net realized investment gain/loss, other-than-temporary impairment credit losses, and foreign currency benefit/expense (collectively, operating earnings) divided by average shareholders’ equity excluding accumulated other comprehensive income.  To annualize a quarterly rate, the result is multiplied by four.  See the supplemental financial schedules for a reconciliation of this non-GAAP financial measure to corresponding GAAP amounts.  Management believes annualized operating return on equity is a useful measure for understanding the Company’s profitability relative to shareholders’

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equity before consideration of investment-related gains/losses and foreign currency benefit/expense, both of which management excludes when evaluating operating results internally.

Contact:	Doug Busker, Director of Investor Relations
HCC Insurance Holdings, Inc.
Telephone: (713) 996-1192

Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

*     *     *     *     *

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HCC Insurance Holdings, Inc. and Subsidiaries

Financial Highlights

(Unaudited, in thousands except per share data)

	Three months ended
	March 31,
	2014	2013

Gross written premium	$746,722	$720,205

Net written premium	590,182	579,184

Net earned premium	562,612	561,186

Net investment income	56,806	55,765

Total revenue	648,930	634,366

Net earnings	107,911	105,850

Operating earnings*	97,293	93,139

Earnings per share (diluted)	$1.07	$1.05

Weighted-average shares outstanding	98,913	99,287

Net loss ratio	57.2%	59.3%

Expense ratio	25.8%	24.5%

Combined ratio	83.0%	83.8%

Paid loss ratio	63.1%	53.4%

	March 31,	December 31,
	2014	2013

Total investments	$6,949,415	$6,718,692

Total assets	10,649,784	10,344,520

Shareholders’ equity	3,782,113	3,674,430

Debt to total capital ratio	16.1%	15.1%

Book value per share	$37.79	$36.62

*   Non-GAAP financial measure under Regulation G.  See calculation on S - 9.  Management believes operating earnings is a useful measure for understanding the Company’s profitability before consideration of investment-related gains/losses and foreign currency benefit/expense, both of which management excludes when evaluating operating results internally.

HCC Insurance Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31,	December 31,
	2014	2013
ASSETS

Investments
Fixed maturity securities — available for sale, at fair value	$6,095,626	$6,022,473
Equity securities — available for sale, at fair value	426,089	517,466
Short-term investments	427,700	178,753

Total investments	6,949,415	6,718,692
Cash	72,524	58,301
Restricted cash and securities	122,950	125,777
Premium, claims and other receivables	630,844	580,107
Reinsurance recoverables	1,221,444	1,277,257
Ceded unearned premium	311,372	305,438
Ceded life and annuity benefits	55,599	56,491
Deferred policy acquisition costs	210,356	201,698
Goodwill	895,501	895,200
Other assets	179,779	125,559

Total assets	$10,649,784	$10,344,520

LIABILITIES

Loss and loss adjustment expense payable	$3,847,417	$3,902,132
Life and annuity policy benefits	55,599	56,491
Reinsurance, premium and claims payable	400,681	332,985
Unearned premium	1,167,308	1,134,849
Deferred ceding commissions	92,460	89,528
Notes payable	724,136	654,098
Accounts payable and accrued liabilities	580,070	500,007

Total liabilities	6,867,671	6,670,090

SHAREHOLDERS’ EQUITY

Common stock	126,062	125,577
Additional paid-in capital	1,082,735	1,073,105
Retained earnings	3,170,912	3,085,501
Accumulated other comprehensive income	162,221	118,651
Treasury stock	(759,817)	(728,404)

Total shareholders’ equity	3,782,113	3,674,430

Total liabilities and shareholders’ equity	$10,649,784	$10,344,520

HCC Insurance Holdings, Inc. and Subsidiaries

Consolidated Statements of Earnings

(Unaudited, in thousands except per share data)

	Three months ended
	March 31,
	2014	2013

REVENUE

Net earned premium	$562,612	$561,186
Net investment income	56,806	55,765
Other operating income	9,266	8,845
Net realized investment gain	20,246	8,570

Total revenue	648,930	634,366

EXPENSE

Loss and loss adjustment expense, net	321,844	332,697
Policy acquisition costs, net	69,041	66,949
Other operating expense	95,954	76,853
Interest expense	7,119	6,471

Total expense	493,958	482,970

Earnings before income tax expense	154,972	151,396
Income tax expense	47,061	45,546

Net earnings	$107,911	$105,850

Net earnings attributable to unvested stock	(1,692)	(1,782)

Net earnings available to common stock	$106,219	$104,068

Basic earnings per share data:
Net earnings per share	$1.08	$1.05

Weighted-average shares outstanding	98,662	99,056

Diluted earnings per share data:
Net earnings per share	$1.07	$1.05

Weighted-average shares outstanding	98,913	99,287

Cash dividends declared, per share	$0.225	$0.165

HCC Insurance Holdings, Inc. and Subsidiaries

Gross Written Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2014	2013	Change

U.S. Property & Casualty
Aviation	$32,447	$36,998	(12)%
Liability	43,472	37,093	17
Sports & Entertainment	42,142	34,435	22
Public Risk	20,723	21,441	(3)
Other	34,223	45,170	(24)
	173,007	175,137	(1)

Professional Liability	105,428	104,019	1

Accident & Health
Medical Stop-loss	215,398	202,808	6
Other	20,519	12,753	61
	235,917	215,561	9
U.S. Surety & Credit
Surety	37,202	37,696	(1)
Credit	13,850	14,553	(5)
	51,052	52,249	(2)
International
Marine & Energy	37,748	34,622	9
Property Treaty	67,992	72,345	(6)
Surety & Credit	26,357	21,166	25
Liability	22,691	18,133	25
Other	26,239	21,541	22
	181,027	167,807	8

Exited Lines	291	5,432	nm

Totals	$746,722	$720,205	4%

nm - Not meaningful

HCC Insurance Holdings, Inc. and Subsidiaries

Net Written Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2014	2013	Change

U.S. Property & Casualty
Aviation	$25,323	$28,614	(12)%
Liability	31,095	27,244	14
Sports & Entertainment	7,065	5,773	22
Public Risk	10,888	15,771	(31)
Other	15,637	26,480	(41)
	90,008	103,882	(13)

Professional Liability	69,601	67,626	3

Accident & Health
Medical Stop-loss	214,232	202,594	6
Other	20,519	12,674	62
	234,751	215,268	9
U.S. Surety & Credit
Surety	32,816	33,690	(3)
Credit	11,265	11,814	(5)
	44,081	45,504	(3)
International
Marine & Energy	24,885	21,473	16
Property Treaty	60,538	66,167	(9)
Surety & Credit	23,047	18,649	24
Liability	21,144	16,570	28
Other	21,836	18,613	17
	151,450	141,472	7

Exited Lines	291	5,432	nm

Totals	$590,182	$579,184	2%

nm - Not meaningful

HCC Insurance Holdings, Inc. and Subsidiaries

Net Earned Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2014	2013	Change

U.S. Property & Casualty
Aviation	$26,759	$27,857	(4)%
Liability	26,638	23,950	11
Sports & Entertainment	8,137	6,312	29
Public Risk	13,034	16,360	(20)
Other	22,484	19,052	18
	97,052	93,531	4

Professional Liability	85,450	92,779	(8)

Accident & Health
Medical Stop-loss	214,230	202,594	6
Other	17,913	14,531	23
	232,143	217,125	7
U.S. Surety & Credit
Surety	34,845	35,607	(2)
Credit	12,098	11,570	5
	46,943	47,177	—
International
Marine & Energy	21,847	25,708	(15)
Property Treaty	24,765	28,755	(14)
Surety & Credit	19,936	18,213	9
Liability	19,136	17,175	11
Other	15,049	15,291	(2)
	100,733	105,142	(4)

Exited Lines	291	5,432	nm

Totals	$562,612	$561,186	—%

nm - Not meaningful

HCC Insurance Holdings, Inc. and Subsidiaries

Net Investment Income and Unrealized Gain

(Unaudited, in thousands)

	Three months ended
	March 31,
	2014	2013

Sources of net investment income:

Fixed maturity securities
Taxable	$23,260	$25,960
Exempt from U.S. income taxes	28,583	27,889
Total fixed maturity securities	51,843	53,849
Equity securities	6,637	3,580
Other	431	(35)
Total investment income	58,911	57,394
Investment expense	(2,105)	(1,629)

Net investment income	$56,806	$55,765

Unrealized gain on available for sale securities:

Increase (decrease) in unrealized gain for period, before tax	$65,834	$(38,965)

Unrealized gain at:

March 31, 2014	$219,898

December 31, 2013	$154,064

HCC Insurance Holdings, Inc. and Subsidiaries

Underwriting Ratios

(Unaudited)

	Three months ended
	March 31,
	2014	2013
U.S. Property & Casualty
Aviation	60.0%	61.7%
Liability	60.0	63.2
Sports & Entertainment	47.7	49.3
Public Risk	58.7	78.2
Other	13.7	20.6
Loss Ratio	48.1	55.8
Expense Ratio	28.3	27.1
Combined Ratio	76.4%	82.9%

Professional Liability
Loss Ratio	59.8%	60.8%
Expense Ratio	20.0	19.2
Combined Ratio	79.8%	80.0%

Accident & Health
Medical Stop-loss	74.9%	75.2%
Other	48.1	56.3
Loss Ratio	72.8	73.9
Expense Ratio	15.6	14.3
Combined Ratio	88.4%	88.2%

U.S. Surety & Credit
Surety	25.1%	25.0%
Credit	41.0	37.4
Loss Ratio	29.2	28.0
Expense Ratio	54.9	55.4
Combined Ratio	84.1%	83.4%

International
Marine & Energy	47.8%	49.6%
Property Treaty	20.9	24.3
Surety & Credit	48.6	63.5
Liability	51.3	49.9
Other	43.1	39.5
Loss Ratio	41.3	43.7
Expense Ratio	38.0	33.7
Combined Ratio	79.3%	77.4%

Consolidated
Loss Ratio	57.2%	59.3%
Expense Ratio	25.8	24.5
Combined Ratio	83.0%	83.8%

HCC Insurance Holdings, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures to GAAP

(Unaudited, in thousands)

	Three months ended
	March 31,
	2014	2013

Numerator:

GAAP net earnings	$107,911	$105,850

Exclude:
Net realized investment gain*	13,160	5,571
Foreign currency benefit (expense)*	(2,542)	7,140
Total items excluded from operating earnings	10,618	12,711

Operating earnings	$97,293	$93,139

Denominator:

GAAP equity - beginning of period	$3,674,430	$3,542,612

Exclude - Accumulated other comprehensive income	118,651	295,271

Beginning equity, as adjusted	$3,555,779	$3,247,341

GAAP equity - end of period	$3,782,113	$3,585,249

Exclude - Accumulated other comprehensive income	162,221	268,100

Ending equity, as adjusted	$3,619,892	$3,317,149

Average equity, as adjusted	$3,587,836	$3,282,245

Annualized operating return on equity	10.8%	11.4%

* Net of tax, calculated using 35% statutory tax rate.